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                                                                     Exhibit 5.1

[LATHAM & WATKINS LLP LOGO]

July 30, 2003

Manor Care, Inc.
333 N. Summit Street
Toledo, Ohio 43604-2617

Re: Registration Statement for $100,000,000 Aggregate Principal Amount of Convertible Senior Notes and Related Guarantees and 3,213,370 Shares of Common Stock

Ladies and Gentlemen:

         In connection with the registration for resale by the holders thereof of $100,000,000 2.125% Convertible Senior Notes due 2023 (the "NOTES"), the guarantees of the Notes (the "GUARANTEES") by the guarantors listed on Schedule 1 attached hereto (the "GUARANTORS"), and 3,213,370 shares of common stock, par value $0.01 per share (the "SHARES") issuable upon conversion of the Notes, under the Securities Act of 1933, as amended, by Manor Care, Inc., a Delaware corporation (the "COMPANY"), on Form S-3 filed with the Securities and Exchange Commission on July 30, 2003 (the "REGISTRATION STATEMENT"), you have requested our opinion set forth below. The Notes and the Guarantees have been issued under an Indenture dated as of April 15, 2003 (the "INDENTURE") among the Company, the Guarantors and National City Bank, as trustee (the "TRUSTEE").

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Notes and the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Guarantees are addressed in the opinion of R. Jeffrey Bixler of even date herewith, which has separately been provided to you, and we express no opinion with respect to those matters.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof,

         (1) The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is a legally valid

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JULY 30, 2003
PAGE 2

[LATHAM & WATKINS LLP LOGO]

         and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (2) The Notes have been duly authorized by all necessary corporate action of the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (3) The Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance by all necessary corporate action of the Company and, when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.

         The opinions rendered in paragraphs (1) and (2) above, relating to the enforceability of the Indenture and the Notes are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

         To the extent the obligations of the Company under the Indenture and the Notes may be dependent upon such matters, we assume for purposes of this opinion that the Indenture constitutes a legally valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of Securities."

                                         Very truly yours,

                                         /s/ Latham & Watkins LLP

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                                   SCHEDULE 1

                                   GUARANTORS

AMERICAN HOSPITAL BUILDING
CORPORATION

AMERICANA HEALTHCARE CENTER OF
PALOS TOWNSHIP, INC.

AMERICANA HEALTHCARE CORPORATION
OF GEORGIA

AMERICANA HEALTHCARE CORPORATION
OF NAPLES

ANCILLARY SERVICES MANAGEMENT, INC.

BAILY NURSING HOME, INC.

BIRCHWOOD MANOR, INC.

BLUE RIDGE REHABILITATION SERVICES,
INC.

CANTERBURY VILLAGE, INC.

CHARLES MANOR, INC.

CHESAPEAKE MANOR, INC.

DEKALB HEALTHCARE CORPORATION

DEVON MANOR CORPORATION

DISTCO, INC.

DIVERSIFIED REHABILITATION SERVICES,
INC.

DONAHOE MANOR, INC.

EAST MICHIGAN CARE CORPORATION

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EXECUTIVE ADVERTISING, INC.

EYE-Q NETWORK, INC.

FOUR SEASONS NURSING CENTERS, INC.

GEORGIAN BLOOMFIELD, INC.

GREENVIEW MANOR, INC.

HCR HOME HEALTH CARE AND HOSPICE,
INC.

HCR HOSPITAL HOLDING COMPANY, INC.

HCR INFORMATION CORPORATION

HCR MANORCARE MEDICAL SERVICES OF
FLORIDA, INC.

HCR PHYSICIAN MANAGEMENT SERVICES,
INC.

HCR REHABILITATION CORP.

HCRA OF TEXAS, INC.

HCRC INC.

HEALTH CARE AND RETIREMENT
CORPORATION OF AMERICA

HEARTLAND CAREPARTNERS, INC.

HEARTLAND EMPLOYMENT SERVICES, INC.

HEARTLAND HOME CARE, INC.

HEARTLAND HOME HEALTH CARE
SERVICES, INC.

HEARTLAND HOSPICE SERVICES, INC.

HEARTLAND INFORMATION SERVICES, INC.

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(fka Heartland Medical Information Services)

HEARTLAND MANAGEMENT SERVICES, INC.

HEARTLAND REHABILITATION SERVICES
OF FLORIDA, INC.

HEARTLAND REHABILITATION SERVICES,
INC.

HEARTLAND SERVICES CORP.

HERBERT LASKIN, RPT - JOHN MCKENZIE,
RPT PHYSICAL THERAPY PROFESSIONAL
ASSOCIATES, INC.

HGCC OF ALLENTOWN, INC.

IN HOME HEALTH, INC.

INDUSTRIAL WASTES, INC.

IONIA MANOR, INC.

JACKSONVILLE HEALTHCARE
CORPORATION

KENSINGTON MANOR, INC.

KNOLLVIEW MANOR, INC.

LEADER NURSING AND REHABILITATION
CENTER OF BETHEL PARK, INC.

LEADER NURSING AND REHABILITATION
CENTER OF GLOUCESTER, INC.

LEADER NURSING AND REHABILITATION
CENTER OF SCOTT TOWNSHIP, INC.

LEADER NURSING AND REHABILITATION
CENTER OF VIRGINIA INC.

LINCOLN HEALTH CARE, INC.

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MANOR CARE AVIATION, INC.

MANOR CARE OF AKRON, INC.

MANOR CARE OF AMERICA, INC

MANOR CARE OF ARIZONA, INC.

MANOR CARE OF ARLINGTON, INC.

MANOR CARE OF BOCA RATON, INC.

MANOR CARE OF BOYNTON BEACH, INC.

MANOR CARE OF CANTON, INC.

MANOR CARE OF CENTERVILLE, INC

MANOR CARE OF CHARLESTON, INC.

MANOR CARE OF CINCINNATI, INC.

MANOR CARE OF COLUMBIA, INC.

MANOR CARE OF DARIEN, INC.

MANOR CARE OF DELAWARE COUNTY, INC.

MANOR CARE OF DUNEDIN, INC.

MANOR CARE OF FLORIDA, INC.

MANOR CARE OF HINSDALE, INC.

MANOR CARE OF KANSAS, INC.

MANOR CARE OF KINGSTON COURT, INC.

MANOR CARE OF LARGO, INC.

MANOR CARE OF LEXINGTON, INC.

MANOR CARE OF MEADOW PARK, INC.

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MANOR CARE OF MIAMISBURG, INC

MANOR CARE OF NORTH OLMSTEAD, INC.

MANOR CARE OF PINEHURST, INC.

MANOR CARE OF PLANTATION, INC.

MANOR CARE OF ROLLING MEADOWS, INC.

MANOR CARE OF ROSSVILLE, INC.

MANOR CARE OF SARASOTA, INC.

MANOR CARE OF WILLOUGHBY, INC.

MANOR CARE OF WILMINGTON, INC.

MANOR CARE OF YORK (NORTH), INC.

MANOR CARE OF YORK (SOUTH), INC.

MANOR CARE PROPERTIES, INC.

MANORCARE HEALTH SERVICES OF
BOYNTON BEACH, INC.

MANORCARE HEALTH SERVICES OF
NORTHHAMPTON COUNTY, INC.

MANORCARE HEALTH SERVICES OF
VIRGINIA, INC.

MANORCARE HEALTH SERVICES, INC.

MARINA VIEW MANOR, INC.

MEDI-SPEECH SERVICE, INC.

MID-SHORE PHYSICAL THERAPY
ASSOCIATES, INC.

MILESTONE HEALTH SYSTEMS, INC.

MILESTONE HEALTHCARE, INC.

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MILESTONE REHABILITATION SERVICES,
INC.

MILESTONE STAFFING SERVICES, INC.

MILESTONE THERAPY SERVICES, INC.

MNR FINANCE CORP.

MRC REHABILITATION, INC.

NEW MANORCARE HEALTH SERVICES, INC.

PEAK REHABILITATION, INC.

PERRYSBURG PHYSICAL THERAPY, INC

PHYSICAL OCCUPATIONAL AND SPEECH
THERAPY, INC.

PNEUMATIC CONCRETE, INC.

PORTFOLIO ONE, INC.

REHABILITATION ADMINISTRATION
CORPORATION

REHABILITATION ASSOCIATES, INC.

REHABILITATION SERVICES OF ROANOKE,
INC.

REINBOLT & BURKAM, INC.

RICHARDS HEALTHCARE, INC.

RIDGEVIEW MANOR, INC.

ROLAND PARK NURSING CENTER, INC.

RVA MANAGEMENT SERVICES, INC.

SILVER SPRING - WHEATON NURSING
HOME, INC.

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SPRINGHILL MANOR, INC.

STEWALL CORPORATION

STRATFORD MANOR, INC.

STUTEX CORP.

SUN VALLEY MANOR, INC.

THE NIGHTINGALE NURSING HOME, INC.

THERAPY ASSOCIATES, INC.

THERASPORT PHYSICAL THERAPY, INC.

THREE RIVERS MANOR, INC.

TOTALCARE CLINICAL LABORATORIES,
INC.

WASHTENAW HILLS MANOR, INC.

WHITEHALL MANOR, INC.

COLEWOOD LIMITED PARTNERSHIP

HCR HOSPITAL, LLC

ANCILLARY SERVICES, LLC

BOOTH LIMITED PARTNERSHIP

ANNANDALE ARDEN, LLC

BAINBRIDGE ARDEN, LLC

BINGHAM FARMS ARDEN, LLC

COLONIE ARDEN, LLC

CRESTVIEW HILLS, LLC

FIRST LOUISVILLE ARDEN, LLC

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GENEVA ARDEN LLC

HANOVER ARDEN, LLC

JEFFERSON ARDEN, LLC

KENWOOD ARDEN, LLC

LIVONIA ARDEN, LLC

MEMPHIS ARDEN, LLC

NAPA ARDEN, LLC

ROANOKE ARDEN, LLC

SAN ANTONIO ARDEN, LLC

SILVER SPRING ARDEN, LLC

SUSQUEHANNA ARDEN LLC

TAMPA ARDEN, LLC

WALL ARDEN, LLC

WARMINSTER ARDEN LLC

WILLIAMS VILLE ARDEN, LLC

BATH ARDEN, LLC

CLAIRE BRIDGE OF ANDERSON, LLC

CLAIRE BRIDGE OF AUSTIN, LLC

CLAIRE BRIDGE OF KENWOOD, LLC

CLAIRE BRIDGE OF SAN ANTONIO, LLC

CLAIRE BRIDGE OF SUSQUEHANNA, LLC

CLAIRE BRIDGE OF WARMINSTER, LLC

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FRESNO ARDEN, LLC

MESQUITE HOSPITAL, LLC

TUSCAWILLA ARDEN, LLC

HCR MANORCARE MESQUITE, L.P.